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                              Winthrop & Weinstine, P.A.
                               3000 Dain Bosworth Plaza
                                60 South Sixth Street
                            Minneapolis, Minnesota  55402



                                    July 31, 1997



First National Bancorp of River Falls, Inc.
104 East Locust Street                                                 EXHIBIT 5
River Falls, Wisconsin  54022

Re: Registration Statement on Form S-4
    Commission File No. 333-29223

Ladies and Gentlemen:

We have acted as legal counsel for First National Bancorp of River Falls, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") originally filed with the Securities and Exchange Commission on June 13, 1997 and the Proxy Statement/Prospectus included in the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed issuance of an aggregate of 10,000 shares (the "Shares") of common stock, par value $100.00 per share (the "Common Stock"). The Shares are being registered under the Act in connection with the transactions described in the Registration Statement and Prospectus.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Wisconsin.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3. The Shares have been duly authorized by the Company, and upon issuance, delivery and exchange as described in the Proxy, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the


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reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By - /s/ Michele D. Vaillancourt
         Michele D. Vaillancourt